[Aetna Letterhead]

[Aetna Logo]

                                                151 Farmington Avenue
                                                Hartford, CT  06156





April 22, 1997                                  Susan E. Bryant
                                                Counsel
                                                Law Division, RE4A
                                                Investments & Financial Services
                                                (860) 273-7834
                                                Fax:  (860) 273-0356


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



Gentlemen:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the Rule 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Life Account B of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 33-64277 and 811-4536).


Sincerely,


/s/ Susan E. Bryant
    Susan E. Bryant